                                                                   EXHIBIT 10.49
                               CONSENT OF LANDLORD
                              TO PROPOSED SUBLEASE

        Subject to the conditions set forth herein, the undersigned (sometimes referred to herein as the "Landlord") hereby consents to the attached Sublease Agreement (defined below) entered into on or about August 25, 1997, between 3Dfx Interactive, a California corporation ("Sublessor") and AG Associates, a California corporation ("Sublessee"), and all its terms (the "Sublease Agreement"). This Consent does not release or discharge Sublessor from any liability as lessee under that certain Lease dated August 7, 1996, between South Bay/Fortran, a California limited partnership, Landlord's predecessor in interest, and Sublessor (the "Lease") including, without limitation the obligation to pay rent. This consent is granted by Landlord subject to the following terms and conditions:

        1. Sublessee shall not assign the Sublease Agreement nor sublet the premises described in the Sublease Agreement (the "Subleased Premises") in whole or part; and shall not permit Sublessee's interest in the Sublease Agreement to be vested in any third party by operation of law or otherwise.

        2. This Consent shall not be deemed to be a consent to any subsequent assignment or subletting. Sublessor shall not make any subsequent amendment to the Sublease Agreement without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord shall not be deemed to have waived any rights under the Lease. by virtue of this Consent.

        3. The Sublease Agreement is in all respects subordinate to the terms of the Lease. Insofar as the specific terms of the Sublease Agreement purport to amend or modify or are in conflict with the specific terms of the Lease, the terms of the Lease shall control. Landlord assumes no liability whatsoever on account of anything contained in the Sublease Agreement.

        4. Any rights under the Sublease Agreement may be enforced only against Sublessor, and Sublessee shall have no right to enforce any of Sublessor's rights under the Lease against Landlord by virtue of the Sublease Agreement, this Consent, or otherwise.

        5. Sublessor shall pay in addition to all other amounts due Landlord under the Lease, the sum of (i) $200 (which sum represents the reasonable costs incurred by Landlord in connection with the review of the Sublease Agreement and the processing of this Consent thereto, and (ii) the amount, if any, which represents fifty percent (50%) of the positive difference between the rent received by Sublessor under the Sublease and the rent payable by Sublessor to Landlord under the Lease for the Sublease Premises.

        IN WITNESS WHEREOF, the undersigned has executed this Consent of Landlord as of this lst day of September, 1997.

LANDLORD:

CARRAMERICA REALTY CORPORATION,
a Maryland corporation



By:_______________________________
Its: Managing Director

                               SUBLEASE AGREEMENT

        1. Parties. This Sublease Agreement (Sublease") is entered into by and between 3Dfx Interactive, a California corporation (Sublessor"), and AG Associates, a California corporation ("Sublessee"), as a sublease under that certain lease dated for reference purposes only August 7, 1996 entered into by and between South Bay/Fortran, a California Limited Partnership predecessor to Carr Realty Corporation, a Maryland corporation, as Landlord ('Lessor"), and Sublessor, as Tenant (the "Lease"). The Lease and all Exhibits thereto is attached hereto as Exhibit "A.".

        2.     Provisions Constituting Sublease.

               (a). Subordination: Default Under Master Lease. This Sublease is subject and subordinate to all of the terms and conditions of the Lease, and to the matters to which the Lease is subject and subordinate in accordance with its terms. Sublessee shall assume and perform the obligations of Sublessor as "Tenant' in the Lease, to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit its agents, employees, contractors, or invitees to commit any act or omission which shall violate any term or condition of the Lease. In the event of the termination of Sublessors interest as Tenant under the Lease for any reason other than a voluntary termination negotiated between Lessor and Sublessor which is not otherwise permitted under the terms of the Lease, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee. Sublessor shall not voluntarily commit or permit its agents, employees, contractors, or invitees to commit any act or omission which shall materially violate any term or condition of the Lease.

               (b). Provisions Constituting Sublease. All of the terms and conditions contained in the Lease are incorporated herein, except for Sections 2, 3,4A, 4B, 4C, 4F, 4G, 23, 24, 37-39C,39D,and39L. For purposes of this
Sublease, with respect to those sections incorporated from the Lease, all references to "Landlord" and "Tenant' shall be deemed to be references to "Sublessor" and "Sublessee,' respectively; all references to the "Lease" shall be deemed to be references to this "Sublease;" and all references to "Premises!' shall be deemed to be references to the Premises as defined under this Sublease. The foregoing notwithstanding, all references to "Landlord" in Sections 7A, 7B, 7C, 8B, 8C, 10A, 10B, 10C, 11, 13, 27, and 38A shall mean and refer to the "Lessor" hereunder (except with respect to any payments to be made by Sublessee, which shall be made directly to Sublessor and not Lessor); all references to "Landlord" in Sections 6, the last paragraph of 7B, 8A, 8E, 9, 14, 18, 19, 21, 25, 28, 32, 35, 38B-H, 39F, 39G, 391, 39J, 39K, and 39N of the Lease shall mean and refer to both "Sublessor" and "Lessor" hereunder. Those provisions incorporated into this Sublease from the Lease, together with the paragraphs set out in this Sublease, shall be the complete terms and conditions of the Sublease.

        3. Premises. Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described premises, together with appurtenances, situated in the City of San Jose, County of Santa Clara, State of California: four thousand nine hundred fifty-nine (4,959) square feet of warehouse space (the "Premises") situated in that certain building located at: 4435 Fortran Court, San Jose, California (the "Building"), and more particularly illustrated on the plan attached hereto as Exhibit "B." The Building is located on a larger parcel containing other buildings.

        4.      Rental.

               (a) Base Rent. Sublessee shall pay to Sublessor at 4435 Fortran Court, San Jose, CA Attn: Mr. Gary Martin, CFO as monthly base rent ("Rent") for the Premises in advance on the first day of each calendar month of the term of this Sublease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Four Thousand Nine Hundred Fifty-nine Dollars and No Cents ($4,959.00). If the Commencement Date (defined in Section 5 below) is not the first day of the month or if the Sublease termination date is not the last day of the month, a prorated monthly installment shall be paid for the fractional month during which the Sublease commences and/or terminates at the rate of one-thirtieth (1/30th) thereof per day.


August 20, 1997

               (b) Additional Rent. Sublessee shall timely pay to Sublessor all charges, costs expenses, and other sums which Sublessee is required to timely pay hereunder together with all interest and charges that may accrue thereon and all payments due under the provisions of the Lease, as incorporated herein, together with all interest and charges that may accrue thereon, and all damages, costs and expenses which Sublessor may incur by reason of any default by Sublessee (collectively, "Additional Rent"). Any payments or charges due in accordance with the provisions of the Lease, as incorporated herein, shall be due in the same manner, upon the same terms and conditions and at the same time as required under the Lease, except that payment shall be made to Sublessor.

        In the event of nonpayment by Sublessee of any Additional Rent, Sublessor shall have all rights and remedies with respect thereto as Sublessor has for nonpayment of Rent. The term "Rentals" as used in this Sublease shall mean Rent and Additional Rent.

               (c) Security Deposit. The provisions of Section 5 of the Lease shall apply except that Sublessee, as Tenant, shall deposit with Sublessor the sum of Four Thousand Nine Hundred Fifty-nine Dollars and No Cents ($4,959.00) as the security deposit.

              (d) Sublessee's Prorata Share. The provisions of Section 7B to the contrary notwithstanding, as of the Commencement Date, Sublessee's Prorata Share is six and thirty-seven hundredths percent (6.37%).

        5. Term. The term of this Sublease ("Sublease Term") shall commence on August 15, 1997 ('Commencement Date!') and shall terminate at 5:00 p.m. PDT on August 14, 1998, unless sooner terminated pursuant to the terms of this Sublease or the Lease.

        If Sublessee takes possession of the Premises Nor to the Commencement Date, Sublessee shall do so subject to all of the terms, covenants, and conditions hereof and shall pay Rentals for the period from the date of possession until the Commencement Date at the same Rentals as those prescribed for the first month of the Sublease Term prorated at the rate of one-thirtieth (1 /30th) thereof per day.

        6. Use. The provisions of Section 6 of the Lease notwithstanding, Sublessee shall only use the Premises for shipping, receiving, and warehouse use, and for no other purpose, without Sublessor's Nor written consent. Sublessee's business shall be established and conducted throughout the Sublease Term hereof in a first class manner. Sublessee shall not do or suffer anything to be done upon the Premises which will cause injury to the Premises or the Building. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the Building. Sublessee shall not leave the Premises vacant for more than twenty (20) consecutive days during the Sublease Term. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the Building, or cause a cancellation of any insurance policy covering the Building or any part thereof. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

        7. Notices. Any notice or demand required or desired to be given under this Sublease shall be in writing addressed to the party to be served at the address set forth below and shall be (i) personally served, or (ii) deposited with the United States Postal Service as first class, registered or certified mail, return receipt requested, and postage prepaid, or (iii) delivered by a national overnight courier service, or (iv) sent by facsimile provided such notice is also sent by one of the other forms of delivery set forth in (i),
(ii), or (iii) above. Such notice shall be deemed delivered if personally served or sent by facsimile on the date of such personal service or facsimile transmission, if given by mail, on the date set forth on the return receipt, but in no event longer than forty-eight (48) hours following the time when such notice was deposited in the United States mail, or if sent by overnight courier service on the next business day following the date deposited with such courier. The parties may change its address by giving notice of


August 20,1997                                 2
such new address in accordance with this section. The parties agree that any notice required pursuant to California Civil Code Section 1946 or California Code of Civil Procedure Section 1161 and 1161(a) may be served to the address below as Tenant's primary residence and in the foregoing manner, and if so served, shall constitute proper service of process under said statutory provisions. Sublessee shall send to Sublessor a copy of all notices and other communications it shall send to or receive from Lessor within twenty-four (24) hours of delivery or receipt, as the case may be.

SUBLESSEE:                             SUBLESSOR:

AG Associates                          3Dfx Interactive
4425 Fortran Drive                     4435 Fortran Court
San Jose, CA 95134-2300                San Jose, CA 95134
Attn: Ms. Anita Gat                    Attn: Mr. Gary Martin, CFO/VP Admin.
Fax: (408) 935-2700                    Fax:  (408) 262-8874

LESSOR:                                WITH A COPY TO:
Carr Realty Corporation                Carr Realty Corporation
1820 Gateway Drive, Suite 107          1700 Pennsylvania Avenue, NW
San Mateo, CA 94404                    Washington DC 20006
Attn: Mr. Byron Woodworth              Attn: Leasing Administration
Fax: (650) 655-6803

        8. Utilities. The provisions of Section 9 of the Lease to the contrary notwithstanding, Sublessee shall pay to Sublessor on a monthly basis with the payment of Rent following written demand therefore, Sublessee's Prorata Share of all water, gas, light, heat, power, electricity, trash pick-up, sewer charges and any and all other services supplied to or consumed on the Premises, which are not separately metered, and all taxes and surcharges thereon.

        9. Damage and Destruction. Sublessor shall have no obligation to rebuild, restore or repair any of the Premises in the event of any damage or destruction thereto, Sublessor and Sublessee acknowledging that such obligation is Lessor's pursuant to Section 16 of the Lease. If Lessor elects to terminate the Lease pursuant to the terms and conditions of Section 16 of the Lease, this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee.

        If Sublessor is entitled to terminate the Lease pursuant to Section 16 thereof, and Sublessor elects to so terminate the Lease, then this Sublease shall terminate concurrently with the termination of the Lease. Sublessee hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which relate to the termination of the hiring of a thing upon its substantial damage and destruction. In the event of damage to the Premises which does not result in the termination of this Sublease, Rent and Additional Rent shall be reduced proportionately in the same proportion and for the same period that Monthly Installments (defined in Section 4A. of the Lease) and Additional Rent (defined in Section 4E of the Lease) for the Premises (defined in Section 2 of the Lease) is reduced pursuant to Section 16 of the Lease. Sublessee shall not be entitled to any compensation or damages from Sublessor or Lessor for loss of Sublessee's property or any inconvenience or annoyance caused by such damage and destruction or repair and restoration.

        10. Condemnation. If Lessor elects to terminate the Lease pursuant to the terms and conditions of Section 17 of the Lease, this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee.

        If Sublessor is entitled to terminate the Lease pursuant to Section 17 thereof, and Sublessor elects to so terminate the Lease, then this Sublease shall terminate concurrently with the termination of the Lease. Sublessee shall have no right to any part of any condemnation award.


August 20,1997                                  3

        11. Condition of Premises. Sublessor shall not be required to make any alterations, additions or improvements to the Premises and the Premises shall be leased to Sublessee in an "as-is" condition, without representation or warranty, actual or implied, on the part of Sublessor or Sublessors agents, representatives, officers, or employees as to the suitability of the Premises for Sublessee's use.

        12. Maintenance. The provisions of Section 10B of the Lease to the contrary notwithstanding, Sublessor shall maintain in effect the HVAC service contract and shall make any repairs required in connection therewith, Sublessee shall pay to Sublessor Sublessee's Prorata Share of any costs arising in connection with the maintenance or repair of the HVAC within fifteen (15) days following receipt of written demand for payment from Sublessor. The reference to Landlord in the last paragraph of Section 10B of the Lease shall refer to "Lessor". The provisions of the Lease to the contrary notwithstanding, (a) Sublessee shall not make any alterations, additions, or modifications to the Premises without the prior written consent of Sublessor, and (b) Except as expressly agreed in this Sublease, Sublessor shall have no obligation to repair or replace all or any part of the Premises it being understood by the parties that such obligations are Lessors under the Lease or Sublessee's under this Sublease. In the event Lessor fails to maintain, repair or otherwise provide those services required to be performed by Lessor under the Lease with respect to the Premises, Sublessor, following written notice by Sublessee, shall request such performance by Lessor.

        In the event Sublessor incurs any costs in connection with the replacement of the HVAC as provided in Section 10C of the Lease, Sublessee shall pay to Sublessor within thirty (30) days after receipt of billing, as Additional Rent, its Prorata Share of a portion of the cost of the HVAC replacement, which portion shall be calculated by multiplying such replacement cost by a percentage expressed as a fraction the numerator of shall be the number of calendar months remaining in the Sublease Term at the time of replacement of the HVAC and the denominator shall be the number of calendar months in the useful life to the HVAC

        13. Common Areas. The provisions of Section 11 to the contrary notwithstanding, Sublessee shall have no right to use any of the parking space located in the Common Area. The reference to Landlord in the last paragraph of
Section 11 shall refer to Lessor.

        14. Attorneys' Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Sublease, to recover rent, to terminate this Sublease, or to enforce, protect, determine or establish any term or covenant of this Sublease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys! fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. In the event that Sublessor shall be required to retain counsel to enforce any provision of this Sublease, and if Sublessee shall thereafter cure (or desire to cure) such default, Sublessor shall be conclusively deemed the prevailing party and Sublessee shall pay to Sublessor all attorneys' fees, expert witness fees, court costs and other reasonable expenses so incurred by Sublessor promptly upon demand. Sublessor may enforce this provision by either (i) requiring Sublessee to pay such fees and costs as a condition to curing his default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Sublessor and Sublessee that Sublessee's failure to pay such fees and costs upon demand shall constitute a breach of this Sublease in the same manner as a failure by Sublessee to pay the Rent, giving Sublessor the same rights and remedies as if Sublessee failed to pay the Rent.

        15. Compliance with Laws. It is the intent of the parties to this Sublease that Sublessee shall comply with all laws, rules, and regulations as provided in the Lease, including without limitation, as provided in Section 6 and 20 of the Lease, but that any costs arising in connection with such compliance shall be governed by this Section 15 as follows:

        If during the Sublease Term any structural or non-structural alteration, addition, or change of any sort to all or any portion of the Building is required by law, regulation, ordinance or order of any public agency (a) as a result of Sublessee's particular use of the Premises or Sublessee's application for a permit or governmental approval or Sublessees construction or installation of improvements or modification of the Premises, then Sublessee shall make the same at its sole cost and expense, or (b) as a result of Sublessor's particular use of

  August 20,1997                                 4
the Building or Sublessor's application for a permit or governmental approval or Sublessor's construction or installation of improvements or modification of the Building, then Sublessor shall make the same at its sole cost and expense, or
(c) for any reason other than as set forth in (a) or (b) above, then Sublessor shall make the same pursuant to the terms of Section 13 of the Lease, and Sublessee shall reimburse Sublessor for its Prorata Share of such costs.

        16. Effectiveness of Lease. Sublessor, to its actual knowledge without any investigation or inquiry, represents to Sublessee that as of the effective date of this Sublease (i) the Lease attached hereto as EXHIBIT A is the entire agreement between Lessor and Sublessor with respect to the Premises and the Lease has not been amended or modified except as expressly set forth in this Sublease, (ii) the Lease is in full force and effect, and (iii) neither Lessor or Sublessor is in material breach of any term, covenant, condition or provision of the Lease.

        IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first set forth above.

SUBLESSOR:                                  SUBLESSEE:



3Dfx Interactive, a California              AG Associates,
corporation,


 By:_____________________________           By:_____________________________
       Gary Martin, CFO/VP Admin.           Its:_____________________________


 Dated: August 25, 199797                           Dated: August 8/25, 1997

        The undersigned, Lessor under the Lease attached as Exhibit "A", hereby consents to the subletting of the premises described herein on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other sublease. By consenting to this Sublease, Lessor shall not be deemed to have waived any of its rights under the Lease as to the Tenant.

                                            LESSOR:



Dated:________________________              Carr Realty Corporation

                                            By:_____________________________
                                            Its:_____________________________





August 20, 1997                                 5

                                 LEASE AGREEMENT

        1. Parties. This Lease, dated for reference purposes only, August 7, 1996, ie made by and between South Bay/Fortran, a California limited partnership, ("Landlord"), and 3Dfx interactive, a California corporation ("Tenant")

        2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") presently known, as of the date of this Lease, as 4435 Fortran Court, situated in the City of San Jose, County of Santa Clara, State of California, described as follows: for purposes of this Lease, the rentable square footage area of the Building shall be deemed to be approximately seventy-seven thousand eight hundred five (77,805) square feet (the "Building"), as shown cross-hatched on the site plan (the "Site Plan') attached hereto as Exhibit "A". The Building is located on a larger parcel "(the "Parcel") containing other buildings (the "Buildings") as shown on the Site Plan, which Parcel is described in Exhibit "B" attached hereto. In the event Landlord subdivides the Parcel in the future into two (2) or more legal parcels, the term "Parcel" shall thereafter refer to the legal parcel on which the Premises are located. Landlord shall not be required to make any alterations, additions or improvements to the Premises and the Premises shall be leased to Tenant in an "as-is" condition, except Landlord shall complete, at Landlord's expense, minor, previously planned, structural improvements and modif ications required by the Americans with Disabilities Act (ADA) with regard to the existing Premises. Landlord shall not be responsible to pay for the cost of any improvements required to comply with ADA which is a result of any work of improvement to the Premises initiated or completed by Tenant. If Landlord's Work is not completed prior to Commencement Date, Tenant shall cooperate with Landlord and Landlord's contractor in the performance of Landlord's Work. To the extent Landlord's work interferes with Tenant I a use of the premises, the Monthly Installment of rent shall be reduced during the period of such interference in proportion to the square footage of the area of the Premises which is not usable by Tenant during the performance of Landlord's Work.

        3. Term. The term of this Lease ("Lease Term") shall be for ten (10) years, commencing on the earlier of (i) May 1 1997 or (ii) the date of termination of the existing lease between Landlord and Reply Corporation (the "Commencement Date") , and ending ten (10) years thereafter, unless sooner terminated pursuant to any provision hereof . Notwithstanding said scheduled Commencement

Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and the commencement and termination dates of this Lease shall be revised to conform to the date of Landlord's delivery of possession.

        4.    Rent.

              A. Time of Payment. Tenant shall pay to Landlord as rent for the Premises the respective sums specified in Paragraphs 4.13 and 4.C below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or of offset prior notice or demand, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which period is less than one (1) full month shall be a prorata portion of the Monthly Installment based upon a thirty (30) day month. .

              B. Monthly Installment. The initial Monthly Installment of rent payable each month during the f irst (1st) through the twenty-fourth (24th) months of the Lease Term shall be the sum of Seventy Thousand Twenty-five and no/100ths Dollars ($70,025.00) per month.

              C. Rental Adjustments. The Monthly Installment of rent payable each month shall increase during the Lease Term as follows:

                     (a) Commencing on the twenty-fifth (25th) month of the Lease Term and continuing through the forty-eighth (48th) month Of the Lease Term, the Monthly Installment of rent payable each month shall be Seventy-seven Thousand Eight Hundred Five and no/100ths Dollars ($77,805.00).

                     (b) Commencing an the forty-ninth (49th) month of the Lease Term and continuing through the seventy-second (72nd) month of the Lease Term, the monthly Installment of rent payable each month shall be Eighty-five Thousand Five Hundred Eighty-six and no/100ths Dollars ($85,586.00).

                     (c) Commencing on the seventy-third (73rd) month of the Lease Term and continuing through the ninety-sixth (96th) month, the Monthly Installment of rent payable each month shall be Ninety-three Thousand Three Hundred Sixty-six and no/100ths Dollars ($93,366.00) .

                     (d) Commencing on the ninety-seventh month (97th) and continuing through the one hundred and twentieth (120th) month, the Monthly Installment of rent payable each month shall be one Hundred One Thousand One Hundred Forty-seven and no/100ths Dollars ($101,147.00).

               D. Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord, as additional rent, a late charge equal to five percent (511) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

               E. Additional Rent. All taxes, insurance premiums, Common Area Charges, late charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment of the Monthly Installment of rent.

               F. Place of Payment. Rent shall be payable in lawful money of the United States of America to Landlord at 511 Division Street, Campbell CA, or to such other person(s) or at such other place(s) as Landlord may designate in writing.

               G. Advance Payment. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of Seventy Thousand Twenty-Five Dollars ($70,025.00) to be applied to the Monthly Installment of rent first accruing under this Lease.

        5. Security Deposit. Tenant shall deposit the sum of Seventy Thousand Twenty-Five Dollars ($70,025.00) (the "Security Deposit") upon execution of this Lease, to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. on each date that the Monthly Installment of rent is increased pursuant to Paragraph 4-C above, Tenant shall deposit with Landlord an additional sum to increase the Security Deposit to an amount equal to the Monthly Installment of rent then payable under the Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (A) to the extent of any sum due to Landlord; (B) to make any required payment on Tenant's behalf; or (C) to compensate Landlord for any loss, damages, attorneys, fees or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds. Should Tenant comply with all the terms, covenants, and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then said Security Deposit, less any sums owing to Landlord, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant.

        6. Use of Premises. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, sales, manufacturing, assembly, distribution and warehousing of electronics materials and for no other purpose. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other tenant in the buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the Building proper, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper. Tenant shall strictly comply with the provisions of Paragraph 39 below.

        7.     Taxes and Assessments.

              A. Tenant's Property. Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall petition the applicable taxing authority to cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

               B. Property Taxes. Tenant shall pay, as additional rent, its, Pro Rata Share (as defined below) of all Property Taxes levied or assessed with respect to the land comprising the Parcel and with respect to all buildings and improvements located on the Parcel which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord within thirty (30) days after receipt of billing. Provided that Landlord bills Tenant at least thirty (30) days prior to the delinquency date of such Property Taxes, Tenant shall pay such Property Taxes to Landlord at least ten (10) days prior to the delinquency date, and if Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's mortgagee requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of its annual share of such Property Taxes. Tenant's liability hereunder shall be prorated to reflect the Commencement and termination dates of this Lease. If Landlord elects to pay any assessment imposed against the Premises or the Building in full (which assessment could have been paid in installments) , the amount of any such. assessment to be included in the calculation of Tenant's Pro Rata Share of Property Taxes shall be limited to the installments of the principal and interest which would have become due during the Lease Term had Landlord elected to pay such assessment installments over the longest period available to Landlord.

        As used in this Lease, the term "Tenant's Pro Rata Share" shall mean a fraction, expressed as a percentage, the numerator of which is the number of square feet of floor space contained in the Premises and the denominator of which is the number of square feet of floor space contained in all of the Buildings located on the Parcel. As of the Commencement Date, Tenant's Pro Rata Share is twenty-five and eighty-five hundredths percent (25.85%).

        For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles, utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the

Parcel, Environmental Surcharges, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Buildings and/or the Parcel or assessed, levied or imposed upon the Premises, the Buildings and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Buildings and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term "Property Taxes" shall not include any federal, state or local net income, estate, or inheritance tax imposed on Landlord.

               C. Proposition 13 Limitation. If, during the first three (3) years of the Lease Term, Landlord voluntarily sells or transfers ownership of the Premises, and if such sale or transfer causes Property Taxes to be increased to such an extent that Tenant's Pro Rata Share of Property Taxes would exceed $1.20 per square foot of rentable area of the Premises per year, then in such case, and only in such case, Tenant shall not be obligated to pay that portion of Tenant's Pro Rata Share of Property Taxes which (i) exceeds $1.20 per square foot of rentable area of the Premises per year, and (ii) is attributable to the increase in Property Taxes caused by such sale or transfer; provided, however, that the foregoing limitation on Tenant's obligation to pay Property Taxes shall not apply to increases in Property Taxes resulting from (i) a transfer caused by foreclosure (whether resulting from a judicial foreclosure, non-judicial foreclosure or deed-in-lieu thereof) of a first mortgage or first deed of trust encumbering the Premises or (ii) any sale or transfer occurring after the first three (3) years of the Lease Term.

               D. Other Taxes. Tenant shall, as additional rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises or the Buildings or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        8.     Insurance.

               A. Indemnity. Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgements, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys, fees), on account of, or arising out of, the operation, maintenance, use or occupancy of the Premises and all areas appurtenant thereto. This Lease is made on the express understanding that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause (except for negligence or willful misconduct of Landlord or its Agents) , which in any way may be connected with the operation, use or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees.

               B. Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less than Three Million Dollars ($3,000,000.00) for bodily injury or death as a result of any one occurrence and Five Hundred Thousand Dollars ($500,000.00) for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Landlord, which approval Landlord agrees not to withhold unreasonably. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be cancelled or altered without thirty
(30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Paragraph 8.A above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

        Landlord may maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) , against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or the Common Area, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. The cost of any such liability. insurance maintained by Landlord shall be a Common Area Charge and Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share of such cost to Landlord as provided in Paragraph 12 below.

               C. Property Insurance. Landlord shall, as a Common Area Charge, obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises and the Buildings, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve
(12) months rent (including, without limitation, sums payable as Additional
Rent), plus, at Landlord's option, flood insurance and earthquake insurance, and any other coverages which may be required from time to time by Landlord's mortgagee. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises. The full cost of such insurance procured and maintained by Landlord shall be a Common Area Charge and Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share of such cost to Landlord pursuant to Paragraph 12 below. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord the amount of such deductible.

        Notwithstanding the foregoing, Tenant shall not be required to pay that portion of the annual cost of earthquake insurance which exceeds forty cents ($0.40) per $100-00 of insured value.

               D. Tenant's Insurance. Tenant acknowledges that the insurance to be maintained by Landlord on the Premises pursuant to Subparagraph C above will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment, leasehold improvements and personal property in the Premises, a policy of "All Risk' coverage insurance to the extent of at least ninety percent (90%) of their insurable value.

               E. Mutual Waiver of Subrogation. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is insured by 'any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 8.E shall not apply in those instances in which the waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible; provided, however, if either party's insurance carrier is not willing to waive its right of subrogation or if either party's insurance carrier notifies such party that such waiver of subrogation would cause such party's insurance coverage to be voided or made uncollectible, such party shall notify the other party of such fact, in which case, the other party shall not be required to obtain such waiver of subrogation from its insurance carrier. Each party shall use its best efforts to obtain such waiver of subrogation from its insurance carrier.

        9. Utilities. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon. In addition, the cost of any utility services supplied to the Common Area or not separately metered to the Premises shall be a Common Area Charge and Tenant shall pay its share of such costs to Landlord as provided in Paragraph 12 below. Landlord shall not take any action or knowingly consent to any action by a third party which cuts-off or interrupts utility service to the Premises.

        10.    Repairs and Maintenance.

               A. Landlord's Repairs. Subject to provisions of Paragraph 16, Landlord shall (i) keep and maintain the exterior roof, structural elements and exterior walls of the Building in good order and repair and (ii) repair any defects in Landlord's Work (as defined in Paragraph 2 above) , including the failure to perform Landlord's Work in compliance with applicable Laws in effect at the time of such construction. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Subparagraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after receipt of billing, for the cost of such repairs and maintenance which are the obligation of Landlord hereunder, provided however, that Tenant shall not be required to reimburse Landlord for the (i) cost of maintenance and repairs of the structural elements of the Building unless such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its employees, agents or invitees; or (ii) any amounts paid or payable by Landlord in connection with the repair of any defects in Landlord's Work (as defined in Paragraph 2); or (iii) any cost for which Landlord is reimbursed by any third party, including, without limitation, by insurance or condemnation proceeds; or (iv) any amounts paid or payable by Landlord in connection with the repairs or maintenance necessitated by (a) negligence or willful misconduct of Landlord or its Agents; (b) Landlord's failure to perform any of the Landlord's obligations under this Lease; or (c) the occurrence of any damage or destruction or condemnation as provided in Paragraphs 16 and 17, respectively (except with respect to payment by Tenant of Tenant's Pro Rata Share of any deductible) ; and
(v) costs pertaining to Hazardous Materials (as defined in Paragraph 39) which are not the responsibility of Tenant under Paragraph 39 of this Lease. As used herein, the term "structural elements of the Building" shall mean and be limited to the foundation, footings, floor slab (but not flooring), structural walls, and roof structure (but not roofing or roof membrane).

               B. Tenant's Repairs. Except as expressly provided in Subparagraph A above, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the walls and partitions, and the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment in good order, condition and repair. The term "repair' shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment with an HVAC repair and maintenance contractor approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports. Tenant shall not be responsible for any repairs or maintenance to the Premises necessitated by (i) the negligence or willful misconduct of Landlord or its agents; (ii) the failure of Landlord to perform any of Landlord's obligations under this Lease; or (iii) the occurrence of any damage or destruction or condemnation as provided in Paragraphs 16 and 17, respectively, except as otherwise provided in Paragraph 16 below. Should Tenant fail to make repairs required of Tenant hereunder within thirty (30) days after receipt of written notice of the need thereof from Landlord to Tenant, or if such repairs cannot be made within such thirty (30) day period, then such additional time as may be necessary to make such repairs provided Tenant has commenced such repairs within the thirty (30) day period and is diligently pursuing the repairs to completion, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may, following written notice to Tenant, make the same, and in that event, Tenant shall reimburse Landlord as Additional Rent for the reasonable cost of such maintenance or repairs within fifteen (15) days after receipt of written demand from Landlord.

        Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Paragraphs 10.A, 10.C and 11. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Buildings or the Parcel.

               C. Replacement of Roof Membrane and/or HVAC Equipment. Notwithstanding anything contained in Paragraph 10.A above to the contrary, if the roof membrane of the Building requires replacement during the Lease Term, then Landlord shall perform such replacement and Tenant shall pay to Landlord, within thirty (30) days after receipt of billing, as Additional Rent, a fraction of the cost of such replacement, which fraction shall have as its numerator the number of calendar months then remaining in the Lease Term at the time of such replacement and shall have as its denominator one hundred eighty (180) months. Notwithstanding anything in Subparagraph 10.B to the contrary, if any HVAC equipment requires replacement during the first year of the Lease Term, then Landlord shall perform such replacement at its sole cost and expense. if any HVAC equipment requires replacement after the first year of the Lease Term, then Tenant shall perform such replacement at its sole cost and expense.

        11. Common Area. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Parcel, and their respective employees, invitees and customers, and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel, which areas and facilities are referred to herein as "Common Area. This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area provided that no area located outside the Parcel shall be included within the Common Areas and provided that such changes do not adversely affect Tenant's access to or use of the Premises. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interest of the occupants of the Parcel. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy of them to Tenant. Tenant shall have the non-exclusive use of no more than three hundred (300) of the parking spaces in the Common Area as designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area. Tenant shall make no alterations, improvements or additions to the Common Area.

        Landlord shall operate, manage, insure, maintain and repair the Common Area in good order, condition and repair. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the reasonable business discretion of Landlord. The cost of such repair, maintenance, operation, insurance and management, including without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences, and lighting, shall be a Common Area Charge and Tenant shall pay to Landlord its share of such costs as provided in Paragraph 12 below.

        12. Common Area Charges. Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after receipt of billing but not more often than once each calendar month, an amount equal to its Pro Rata Share of the Common Area Charges as defined in Paragraphs 8.B, 8.C, 9, 11 and 13 of this Lease. Tenant acknowledges and agrees that the Common Area Charges shall include an additional three percent (3%) of the actual expenditures in order to compensate Landlord for accounting, management and processing services. Tenant shall have the right to review Landlord's books and records in order to confirm that only those charges which are permitted under this Lease are being passed through to Tenant provided that Tenant completes such review within ninety (90) days after receipt of a billing invoice from Landlord.

        13. Alterations. Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord and without a valid building permit issued by the appropriate governmental authority; provided, however, Tenant may make non-structural alterations to the interior of the Premises costing less than Fifty Thousand Dollars ($50,000.00) without obtaining the prior written consent of Landlord provided that such alterations do not change the use of the Premises. As a condition to giving such consent, Landlord may require that Tenant agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Unless Landlord requires that Tenant remove any such alterations, improvement or addition, any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

        If, during the Lease Term, any non-structural alteration, addition or change of any sort to all or any portion of the Premises (other than the fire sprinkler system) is required by law, regulation, ordinance or order of any public agency, Tenant shall promptly make the same at its sole cost and expense. If, during the Lease Term, any structural or fire sprinkler system alteration, addition or change of any sort to all or any portion of the Premises (other than the fire sprinkler system) is required by law, regulation, ordinance or order of any public agency because of (i) Tenant's particular use or change of use of the Premises, (ii) Tenant's application for a new permit or governmental approval, or (iii) Tenant's construction or installation of leasehold improvements or trade fixtures, Tenant shall promptly make the same at its sole cost and expense. If, during the Lease Term, any structural or fire sprinkler system alteration, addition or change of any sort to all or any portion of the Premises is required by law, regulation, ordinance or order for any reason other than those described in the immediately preceding sentence, Landlord shall promptly make the same at its sole cost and expense. If, during the Lease Term, any alteration, addition or change to the Common Area is required by law, regulation, ordinance or order of any public agency, Landlord shall make the same and the cost of such alteration, addition or change shall be a Common Area Charge and Tenant shall pay its share of said cost to Landlord as provided in Paragraph 12 above.

        14. Acceptance of the Premises. By entry and taking possession of the Premises pursuant to this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry, and Tenant further accepts the tenant improvements to be constructed by Landlord, if any, as being Completed in accordance with the plans and specifications for such improvements, except for punch list items. Tenant acknowledges that neither the Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant.

        15.    Default.

               A. Events of Default. A breach of this Lease shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

                     1. Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three (3) days after written notice of such default is given to Tenant;

                     2. Tenant's failure to perform any other term, covenant or condition contained in this Lease where such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; provided, however, if such failure reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed in default if Tenant commences to cure such failure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion;

                     3. Tenant's assignment of its assets for the benefit of its creditors;

                     4. The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                     5. Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

                     6. Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause 5 above; or

                     7. Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of forty-five (45) days.

               B. Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                      1. Recovery of Rent. Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 33 below) from the due date of each installment of rent or other sum until paid.

                      2. Termination. Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice all of Tenant's rights in the Premises and the Building and Parcel shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgement specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                              a. maintenance and preservation of the Premises;

                              b. efforts to relet the Premises;

                              c. appointment of a receiver in order to protect
Landlord's interest hereunder;

                              d. consent to any subletting of the Premises or
assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                              e. any other action by Landlord or Landlord's
agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

                      3. Damages. In the event this Lease is terminated pursuant to Subparagraph 15.B.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

                              a. the worth at the time of award of the unpaid
rent which has been earned at the time of termination; plus

                              b. the worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                              c. the worth at the time of award of the amount by
which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                              d. any other amount necessary to compensate
Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) real estate broker's fees, advertising costs and other expenses of reletting the Premises fairly allocable to the balance of the Lease Term; (iii) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (iv) expenses in retaking possession of the Premises; and (v) attorneys, fees and court costs,

                              e. The "worth at the time of award" of the
amounts referred to in Subparagraphs (a) and (b) of this Paragraph, is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Paragraph is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

               C. Landlord's Default. In the event of failure by Landlord to perform any of its obligation under this Lease, Tenant shall notify Landlord of such failure. Landlord shall have thirty (30) days within which to cure such failure or if such failure is Of such a nature that it cannot be reasonably cured within said thirty (30) day period, then such additional time as may be required to cure such failure provided Tenant has commenced to cure such failure within the thirty (30) day period and diligently pursues such cure to completion. If Landlord fails to cure or commence to cure, as the case may be, such failure within the time set forth above, then Tenant, following written notice from Tenant to Landlord, may, but shall not be obligated to, perform such obligations. Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant pursuant to the previous sentence within fifteen (15) days following written demand thereof by Landlord.

        16. Destruction. In the event that any portion of the Premises are destroyed or damaged by an uninsured peril, Landlord or Tenant may, upon written notice to the other, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease; provided, however, that either party may, within thirty (30) days after receipt of such notice, elect to make any required repairs and/or restoration at such party's sole cost and expense, in which event this Lease shall remain in full force and effect, and the party having made such election to restore or repair shall thereafter diligently proceed with such repairs and/or restoration. In the event neither party elects to terminate this Lease as provided in the foregoing sentence, then Landlord shall be deemed to have elected to restore or repair the Premises at Landlord's sole cost and expense, in which event this Lease shall remain in full force and effect and Landlord shall thereafter diligently proceed with such repairs and/or restoration. For purposes of this paragraph, the term "uninsured peril" shall not include a peril which would have been covered by Landlord if Landlord had carried the insurance required under the terms of this Lease.

        In the event the Premises are damaged or destroyed from any insured peril to the extent of fifty percent (5011) or more of the then replacement cost of the Premises, Landlord may, upon written notice to Tenant, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease. If Landlord does not give such notice in writing within such period, Landlord shall be deemed to have elected to rebuild or restore the Premises, in which event Landlord shall, at its expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of reconstruction the amount of any deductible from the 'insurance policy.

        In the event the Premises are damaged or destroyed from any insured peril to the extent of less than fifty percent (50%) of the then replacement cost of the Premises, Landlord shall, at Landlord's expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of reconstruction the amount of any deductible from the insurance po licy.

        In the event that, pursuant to the foregoing provisions, Landlord is to rebuild or restore the Premises, Landlord shall, within thirty (30) days after the occurrence of such damage or destruction, provide Tenant with written notice of the time required for such repair or restoration. If such period is longer than two hundred one hundred eighty (180) days from the issuance of a building permit, Tenant may, within thirty (30) days after receipt of Landlord's notice, elect to terminate the Lease by giving written notice to Landlord of such election, whereupon the Lease shall immediately terminate. If the repairs or restoration are not completed within two hundred seventy (270) days after the date of the damage or destruction, Tenant may elect to terminate this Lease by giving written notice to Landlord of such election, whereupon the Lease shall immediately terminate. The period of time for Landlord to complete the repair or restoration shall be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of publication, labor disputes, strikes fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of contractors or subcontractors due to such causes, or other contingencies beyond the control of Landlord. Landlord's obligation to repair or restore the Premises shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

        Landlord and Tenant shall each have the right to terminate this Lease if
(a) the damage to the Premises occurs at any time during the last eighteen (18) months of the Lease Term and (b) it is estimated that the necessary repairs will take more than sixty (60) days to complete from the date of the damage.

        Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect;

provided, however, that during any period of repairs or restoration, rent and all other amounts to be paid by Tenant on account of the Premises and this Lease shall be abated in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Tenant's business thereon. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the California Civil Code.

        17.    Condemnation.

               A. Definition of Terms. For the purposes of this Lease, the term
(1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, in no event shall a Taking of less than ten percent (10%) of the Premises be deemed a Total Taking; (3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

               B. Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

               C. Total Taking. In the event of a Total Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent and any unapplied Security Deposit; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from Landlord those portions of the Award attributable to (i) trade fixtures of Tenant, (ii) unamortized value of leasehold improvements made to the Premises by Tenant (amortized on a straight line basis over the Lease Term), and
(iii) good will and moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

               D. Partial Taking. In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a. fraction, the numerator of which is the number of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premises prior to the Taking; (3) Tenant's Pro Rata Share shall be recalculated as provided in Paragraph 8 above; and (4) Tenant shall receive from the Award the portions of the Award attributable to (i) trade fixtures of Tenant; (ii) unamortized value of leasehold improvements made to the Premises by Tenant; and (iii) good will of Tenant and (iv) the remainder of the Award shall be paid to and be the property of Landlord.

        18. Mechanics' Lien. Tenant shall (A) pay for all labor and, services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens claims, liabilities, demands, encumbrances, or judgements created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to commencement of any construction in the Premises or delivery of materials to be used in such construction; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

        19. Inspection of the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities, posting a notice of non-responsibility for alterations, additions or repairs and at any time within ninety (90) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs. Except in the event of an emergency, Landlord agrees that prior to any such entry onto the Premises, Landlord shall (a) give at least twenty-four (24) hours notice, (b) be accompanied by an employee of Tenant at all times while on the Premises provided that Tenant provides such employee on a reasonable basis,
(c) comply with Tenant's reasonable security procedures, and (d) not unreasonably interfere with Tenant's use of the Premises.

        20. Compliance with Laws. Subject to the provisions of Paragraph 12 above, Tenant shall comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred.

        21. Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, the Building and/or the Parcel, or Landlord's interest or estate therein (the "Project") and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

               A. Priority. This Lease is subject and subordinate to Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument. Tenant agrees to promptly execute a Subordination, Non-Disturbance and Attornment Agreement with Landlord, s current Lender, Comerica Bank-Calif ornia, in the form attached hereto as Exhibit "E" (the "Comerica SNA").

               B. Subsequent Security Instruments. At Landlord' s election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date provided that the Lender holding such Security Instrument agrees that in the event of foreclosure of the Security Instrument in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as Tenant is not in default under this Lease. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

               C. Documents. Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender, if it succeeds to the interest of Landlord under this Lease, shall not be (i) liable for any act or omission of any prior landlord (including Landlord) , (ii) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord) , (iii) bound by any rent or Additional Rent paid more than one (1) month in advance of its date due under this

Lease unless the Lender receives it from Landlord, (iv) liable for any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument, (v) liable for the return of any Security Deposit unless such deposit has been delivered to Lender, or (vi) bound by any agreement or modification of the Lease made without the prior written consent of Lender. Tenant's failure to execute any such document or instrument within twenty (20) days after written demand therefor shall constitute a default by Tenant. Tenant's obligation to execute and deliver any subordination agreement to any future Lender shall be conditioned upon such Lender agreeing that in the event of foreclosure of the Security Instrument in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as Tenant is not in default under this Lease. Landlord shall not request Tenant to execute a subordination agreement more often than two times in a twelve (12) month period. Tenant agrees that any proposed subordination agreement which is substantially similar to the Comerica SNA shall be deemed a reasonable document or instrument.

               D. Tenant's Attornment. Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Project; (2) to grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated.

               E. Lender. The term "Lender" shall mean (1) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage, or other written security device or agreement affecting the Project; and (2) any lessor under any underlying lease under which Landlord holds its interest in the Project.

        22. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

        23. Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served, sent by overnight delivery service or given by mail. Any notice given personally or by overnight delivery service shall be deemed given on the date of delivery. Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Paragraph. At this date of execution of this Lease, the address of Landlord is:

                      511 Division Street
                      Campbell CA 95008

        and-the address of Tenant is;

                      3Dfx Interactive
                      411 Clyde Avenue
                       Mountain View, CA 94043
                      Attn: Mr. Gary Martin, CFO/VP Admin.

After the Commencement Date, the address of Tenant shall be at the Premises. Either party may, by notice given in accordance with this paragraph, specify a different address for notice purposes.

       24. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys, fees and court costs, including attorneys, fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgement, judgement, or otherwise.

        25.    Nonassignment.

              A. Landlord's Consent Required. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph C below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

       Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

              B. Transferee Information Required. If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer-any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer") , Tenant shall give Landlord at least ten (10) days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises, the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee.

              C. Landlord's Rights. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord. Accordingly, in the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer:

                      (1) Except as otherwise set forth in Paragraph 25.D below, in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the remaining Lease Term, Landlord may elect to terminate this Lease effective as of the proposed effective date of such proposed assignment or sublease and release Tenant from any further liability hereunder accruing after such termination date by giving Tenant written notice of such termination within twenty (20) days after receipt by Landlord of Tenant's notice of intent to assign or sublease as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the Premises, in accordance with Paragraph 34, on or before the effective termination date; or

                      (2) Landlord may consent to the proposed Transfer on the condition that Tenant agrees to pay to Landlord, as

Additional Rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (less any brokerage commissions, tenant improvement costs, and advertising expenses incurred by Tenant in connection with the Transfer) . Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer; or

                      (3) Landlord may reasonably withhold its consent to the proposed Transfer.

              D. Permitted Transfers Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent -and without Subparagraph B above being applicable, assign its interest in the Lease or sublet the Premises or a portion thereof to (i) Tech Farm; (ii) a subsidiary, affiliate, division !or corporation which controls or is Controlled by or under common control with Tenant; (iii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iv) a purchaser of substantially all of the Tenant's assets; provided that, in each instance described above, (a) the transferee (other than in the case of a sublease) assumes the obligations of the Tenant under this Lease in a written instrument delivered to Landlord; (b) the transferor tenant remains liable as a primary obligor for the obligations of Tenant under this Lease; and provided, further, in the case of (iii) and (iv) above, the tangible net worth (determined in accordance with generally accepted accounting principles) of the transferee tenant is no less than Tenant's tangible net worth immediately prior to the date of such Transfer.

         26. Successors. The covenants and agreements contained in this Lease shall inure to the benef it of and be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

         27. Mortgagee Protection. In the event of any default on the part of 'Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

         28 Landlord Loan or Sale Tenant agrees promptly following request by Landlord to (A) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, specifying such modification and certifying that the Lease as so modified is in full force and effect) 'and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults, if any, that are claimed, and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and
(B) to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Landlord agrees to sign a confidentiality agreement with respect to Tenant's financial statements whereby none of the information contained in the statements can be released to any person or entity without first obtaining Tenant's consent and such person or entity signs a similar confidential agreement, provided, however, Landlord can release such information to its lender or potential lender to any respective purchaser of the Premises provided such person signs a similar confidentiality agreement. If Tenant becomes a public company, the financial statements filed with the SEC as part of a 10Q or 10K shall satisfy the foregoing requirement for delivery of a financial statement. Tenant's failure to deliver an estoppel certificate promptly following such request shall be an Event of Default under this Lease. Landlord shall not request Tenant to execute an estoppel certificate more often than twice in any twelve (12) month period.

        29. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

        30. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant or condition herein contained.

        31.    General.

               A. Captions. The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word (s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

               B. Definition of Landlord.The term "Landlord" as used in this Lease,so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor)shall after the date of such transfer or conveyance be freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease,thereafter to be performed; provided that (i)any funds in thehands of Landlord or the then grantor at the time of such transfer,in which Tenant has an interest, shall be turned over to the grantee, and (ii) the grantee assumes in writing the obligations of Landlord under this Lease to be performed after the date of the transfer or conveyance.It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord,its heirs,personal representatives, successors and assigns only during its respective period of ownership.

               C. Time of Essence. Time is of the essence for the performance of each term, covenant and condition of this Lease.

               D. Severability. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

               E. Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

               F. Law. The term "law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

               G . Agent. As used herein the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors) , and invitees (and in the case of Tenant, its subtenants).

        32. Sign. Tenant shall not place or permit to be placed any sign or decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord. T enant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the land or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five (5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or Building and shall repair any damage caused by the installation or removal of such sign. Notwithstanding the foregoing, Tenant may.- at its sole cost and expense, install its sign on the monument located on the Parcel in front of the building provided Tenant obtains all necessary governmental permits and complies with all governmental ordinances.

        33. Interest on Past Due Obligations. Any Monthly Installment of rent or any other sum due from Tenant under this Lease which is received by Landlord after the date the same is due shall bear interest from said due date until paid, at an annual rate equal to the lesser of (the "Permitted Rate") : (1) ten percent (10%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Section 13 and 13 (a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys, fees incurred by Landlord in collection of such amounts.

        34. Surrender of the Premises. On the last day of the term hereof, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, ordinary wear and tear, fire or other casualty, and damage from the acts of God excepted, with the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm. Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect. and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

        35. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease' on behalf of Landlord and Tenant, respectively.

        36. Public Record. This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part.

        37. Brokers. Landlord and Tenant each represent and warrant to the other party that it has solely dealt with Richard B. Flynn and Grubb & Ellis Commercial Real Estate respecting this transaction. Landlord shall pay a real estate commission to Grubb & Ellis pursuant to the terms of a separate agreement. Each party agrees to indemnify and hold the other harmless from and against any brokerage commission or fee, obligation claim, damage (including attorneys, fees) paid or incurred respecting any broker claim (other than Grubb & Ellis) claiming through such party or with which/whom such party has dealt. It is hereby acknowledged that one or more of Landlord's partners may be real estate brokers.

        38. Limitation on Landlord's Liability. . Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

               A) If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only with the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Parcel and/or the Buildings, and out of rent or other income from such property, and out of any insurance proceeds, and out of cash proceeds received by Landlord from the prior sale or other disposition of all or any part of Landlord's right, title or interest in the Parcel and/or the Buildings and no partner or officer of any partner of Landlord shall be liable for any deficiency.

               B) No partner or officer of any partner of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership);

               C) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

               D) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

               E) No judgment will be taken against any partner of Landlord;

               F) Any judgment taken against any partner of Landlord maybe vacated and set aside at any time nunc pro tunc;

               G) No writ of execution will ever be levied against the assets of any partner of Landlord;

               H) The covenants and agreements of Tenant set forth in this
Section 38 shall be enforceable by Landlord and any partner of Landlord.

        39.    Hazardous Material.

               A. Definitions. As used herein, the term "Hazardous Material" shall mean any substance: W the presence of which requires investigation or remediation under any federal, state or local statutes, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or saf ety of persons on or about the Premises; (v) the presence of which on adjacent -properties could constitute a trespass to Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel, or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls (PCBs) , asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

               B. Landlord's Indemnity. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against all liabilities, claims, penalties, fines, response costs and other expenses (including, but limited to, reasonable attorneys, fees and consultants' fees and costs) arising out of, resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored or disposed of by Landlord or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property.

               C. Permitted Use. Subject to the compliance by Tenant with the provisions of Subparagraphs D, E, F, G, I, J and K below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Exhibit "C" attached hereto in the quantities attached set forth in Exhibit "C". Tenant shall also be permitted to use and store on the Premises standard office supplies in such quantities used in the normal course of general office use without complying with the provisions of Subparagraph D below.

               D. Hazardous Materials Management Plan. Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Exhibit "C") , Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (i) the quantities of each material to be used, (ii) the purpose for which each material is to be used, (iii) the method of storage of each material, (iv) the method of transporting each material to and from the Premises and within the Premises, (v) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (vi) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMO, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant do not meet standard industry practices to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Mat erials at or about the Premises unless and until such methods are upgraded to standard industry practices and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

               E. Use Restriction. Except as specifically allowed in Subparagraph C above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or f rom, or disposed of in or about the Premises, or any other land. or improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises caused or permitted by Tenant or its Agents results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the' condition existing prior to the appearance of such Hazardous Material.

               F. Tenant Indemnity. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises) , fines, penalties, fees, (including, but not limited to, reasonable 'attorneys' and consultants, fees and costs) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by any Hazardous Material used, generated discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property. Tenant shall not suffer any lien to be recorded against the Premises as a consequence for the disposal of any Hazardous Material on the Premises by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under through, or about the Premises.

               G. Compliance Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Subject to compliance with applicable Laws, any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

               H. Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material not permitted under Subparagraph C above; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender, or governmental authority to "clean up" or remediate any Hazardous Material and has failed to promptly do so; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any material amount of Hazardous Material; provided that (ii) and
(iii) will not apply in the case of a Fortune 500 Company.

               I. Surrender. Upon the expiration or earlier termination of. the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, reasonable attorneys I f ees and consultants' f ees and costs) , f ines, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Materials in, on, over, under, through or around the Premises as the direct result of the acts or omissions of Tenant or its Agents.

               J. Right to Appoint Consultant. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in compliance with the approved HMMP and all applicable Laws. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

               K. Holding Over. If any action of any kind is required to be taken by any governmental authority to clean-up, remove, remediate or monitor Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

               L. Existing Environmental Reports. Tenant hereby acknowledges that it has received, read and reviewed the reports and test results described in Exhibit "D" attached hereto and made a part hereof (the "Existing Environmental Reports").

               M. Provisions Survive Termination. The provisions of this Paragraph 39 shall survive the expiration or termination of this Lease.

               N. Controlling Provisions. The provisions of this Paragraph 39 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 39 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 39.

        40. Quiet Enjoyment. Landlord covenants that Tenant upon performing the terms, conditions and covenants of this Lease shall have the peaceful, quiet, possession, use and enjoyment of the Premises without interference on the part of Landlord or any party claiming by, through, or under Landlord and Landlord shall defend Tenant in such peaceful and quiet possession, use and enjoyment of the Premises against any such claims.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

 LANDLORD:                                       TENANT:

 SOUTH BAY/FORTRAN,                              3Dfx INTERACTIVE,
 a California limited                            a California corporation
 partnership

        SBC&D CO., INC.,                         BY:________________________
        a California corporation                 Title:_____________________
        BY:_____________________                 Dated:_____________________
        Title:__________________
        Dated:__________________

                                   EXHIBIT "B"

LEGAL DESCRIPTION:

All that real property situate in the City of San Jose, County of Santa Clara. State of California, described as follows:

Beginning at the Southwesterly corner of that certain 31.74 acre tract of land described in the deed from The First National Bank of San Jose. a corporation. to F. W. Zanker and Curtner Zanker, dated May 5. 1939, recorded May 8, 1939 in Book 934 Official Records, page 16, Santa Clara County Records, in the Northerly line Alviso-Milpitas Road, thence from said point of beginning N. 89 deg. 35' E.
630.30 feet to the Southeasterly corner thereof; -thence along the Easterly line of said 31.74 acre tract For the three following courses and distances: N. 1 deg. 13' E. 768.90 feet, N. 0 deg. 57' E. 597.96 feet and N. 0 deg. 31' E.
149.97 feet to the Southeasterly corner of that certain 9.316 acre tract of land described in the deed from F. W. Zanker, et al , to B. S. Brazil . a single man, dated October 25, 1943, recorded November 16, 1943 in Book 1176 Official Records, page 21, Santa Clara County Records; thence S. 89 deg. 35' W. along the Southerly line of said 9.316 acre tract 651.78 feet to the Southwesterly corner thereof in the Westerly line of said 31.74 acre tract; thence S. 0 deg. 08' W. along said last mentioned line 1512.88 feet- to the point of beginning.

Excepting therefrom that portion thereof conveyed to 'he City of San Jose, a municipal corporation, recorded September 2. 1985 in Book J828. pace 1719 Official Records, described as follows:

Beginning at the Southeasterly corner of that certain 31.74 acre tract of land+ described in the deed from The First National Bank OF San Jose, a corporation, to F. W. Zanker and Curtner Zanker, dated May 5. 1939, recorded May 6, 1939 in Book 934 Official Records, page 16, Santa Clara County Records, said point being an the Northerly line of Alviso-Milpitas Road, thence leaving said point of beginning along the Easterly line of said 31.74 acre parcel N. I deg. 13' E.
30.00 feet to the true point of beginning of the parcel herein being described; thence leaving said true point of beginning and said Easterly line along the following courses and distances; From a tangent bearing of N. as deg. 47' 00" W. along a curve to the right with a radius of 50.00 feet through a central angle of 126 deg. 52' 12" for an arc length of 110.71 feet to a point on reverse curvature; from a tangent bearing of N. 38 deg. 05' 12" E. along a curve to the left with a radius of 50.00 feet. through a central angle of 36 deg. 52' 12" For an arc length of 32.18 feet; N. I deg. 13' 00" E. 361.13 feet; N. 0 deg. 57' 00'
E. 597.93 feet; N. 0 deg. 31' 52" E. 16.69 feet; along a tangent curve to the left with a radius of 40.00 Feet, through a central angle of 90 deg. 56' 58" for an arc length of 63.50 feet to a point on a line parallel with and distant 90.00 Feet Southerly. measured at right angles from the Southerly line of that certain
9.316 acre parcel of land described in the deed from F. W. Zanker. et al. to B.
S. Brazil I . recorded November 16, 1943 in Book 1176 of Official Records, at page 21, Santa Clara County Records; thence along said parallel line. S. 89 deg. 34' 54' W. 579.99 Feet to a point on the Westerly line of said 31.74 acre parcel of land; thence leaving said parallel line along said Westerly line. N. 0 deg. 06' 10' E. 90.00 feet to the Southwesterly comer of the hereinabove described
9.316 acre parcel; thence leaving said Westerly line along the Southerly line of said 9.316 acre parcel. N. 89 deg. 34' 54' E. 651.24 feet to the Southeasterly corner thereof. said corner lying in said Easterly line of the hereinabove

                                   EXHIBIT "B"

described 31.74 acre parcel ; thence along said Easterly line the following
course   and distances: S. 0 deg. 31' 52" W. 149.98 Feet; s. 0 deg. 57' 00" W.
598.11   feet and S. I deg. 13' 00" W. 598.11 feet and S. 1 deg. 13' 00" W.
471.20   feet to the true point of beginning.

ALSO EXCEPTING THEREFROM all that portion conveyed to the State of California by Grant Deed recorded August 31, 1994 in Book N 579, Page 2028, Official Records, described as follows:

Being a portion of that certain parcel of land described in the Deed Fran, Ray
H. Collishaw and Earlyn R. Collishaw, husband and wife, to William L. Morocco, a single man, recorded May 4, 1982 in Book G 762 of Official Records at Page 218, Santa Clara County Records.

Beginning at the southeast corner of said parcel conveyed to Marocco; thence from said Point of Beginning, along the southerly line of said parcel conveyed to Morocco N. 690 01' 16" W. 625.45 feet to the southwest corner of said parcel conveyed to Marocco; thence along the westerly line of said parcel conveyed to Marccco N. 1' 13' 13" E. 227.77 feet; thence leaving said westerly line, From a tangent bearing of S. 67* 46' 42" E., along a curve to the right with a radius of 275.00 feet, through a central angle of 180 08' 37" far an arc length of
87.08 feet; thence S. 49* 38' 05" E. , 103-64 feet ; thence along a tangent curve to the left with a radius of 275.00 feet. through a central angle of 34* 57' 21" for an arc length of 167.78 Feet; thence S. 84* 35' 26" E. 318.98 feet to a point in the easterly line of said parcel conveyed to Marocco; thence along said easterly line S. 2* 20' 03" W., 31.97 feet to the Point of Beginning.

ARE No. 15-30-9 & 9.1

                                   EXHIBIT"C"
                  HAZARDOUS MATERIALS MANAGEMENT PLAN ("HMMP")
                  (To be Provided by Tenant prior to Occupancy)

                                   EXHIBIT"D"


           1. Property at 4405 - 4445 Forum Court, San Jose, CA (Project No. 929368).

           2. SECOR International Incorporated report dated July 10, 1995: Phase I Environmental Site Assessment Report - 4405, 4415, 4425, 4435 and 4445 Fortran Drive, San Jose, CA (Job No. 70076-001-01).

           3. SECOR International Incorporated report dated July 24, 1995: Technical Report Soil Sampling and Grab Groundwater Sampling - 4405-4445 Fortran Drive, San Jose, CA

           4. ProTech Consulting and Engineering Asbestos Survey and Evaluation report dated October 25, 1995, Report #AA95-559, conducted at 4415-4445 Fortran Drive, San Jose, CA.

           5. Clayton Environmental Consultants' report dated January 8, 1996, Site Visit and File Review for 4405 and 4413 Fortran Drive, San Jose, CA. (Project No. 63877.00).